Exhibit 99.1

Xtant™ Medical and Montana State University Develop Custom 3D Printer for Prototyping

Reconstructive Implants

BELGRADE, Mont., December 2, 2015 (GLOBE NEWSWIRE) -- Xtant Medical Holdings, Inc. (NYSE MKT:XTNT), a leader in the development of regenerative medicine products and medical devices, today announced that its wholly owned subsidiary, Bacterin International, Inc., has completed a development project for the creation of a 3D printer capable of prototyping custom, resorbable bone grafts for reconstructive procedures. The project was completed in collaboration with the Montana State University Department of Mechanical and Industrial Engineering.

The development of this custom 3D printer was performed by a team of student engineers in conjunction with Bacterin’s Research & Development team. Bacterin provided support for the project in the form of a grant for the development work.

"We strongly believe that 3D printing has a place in the creation of innovative, regenerative bio-scaffolds," said Daniel Cox, Bacterin’s Product Development Specialist. "The production of a custom 3D printer capable of printing bone constructs for the medical needs of patients supports our interest in further investigating the possibilities in this space. Additionally, it was a pleasure to work with Montana State University on this project, lending support to our local community and strengthening our relationship with an incredible engineering institution."

Generation of custom bone graft materials for reconstructive applications, such as facial trauma, is a significant area of biomaterials research. Current surgical approaches are limited by the amount of a patient’s own bone that can be harvested and transplanted for this purpose. 3D printing technology is currently at the forefront of addressing these surgical needs.

About Montana State University

Montana State University is one of only 108 universities in the United States to be designated as having very high research activity by the Carnegie Foundation for the Advancement of Education. With strengths in engineering, the physical sciences, health care, agriculture and business, MSU works with private industry on research, technology transfer, student internships, business support and fostering entrepreneurship. For further information, contact the MSU Office of Research and Economic Development at research@montana.edu or visit www.montana.edu/research/

About Xtant Medical Holdings

Xtant Medical Holdings, Inc. (NYSE MKT:XTNT) develops, manufactures and markets regenerative medicine products and medical devices for domestic and international markets. Xtant products serve the specialized needs of orthopedic and neurological surgeons, including orthobiologics for the promotion of bone healing, implants and instrumentation for the treatment of spinal disease, tissue grafts for the treatment of orthopedic disorders, and biologics to promote healing following cranial, and foot and ankle surgeries. With core competencies in both biologic and non-biologic surgical technologies, Xtant can leverage its resources to successfully compete in global neurological and orthopedic surgery markets. For further information, please visit www.xtantmedical.com.

Important Cautions Regarding Forward-looking Statements

This press release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof.

Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company's ability to successfully integrate the acquisition of X-spine; the ability of the Company's sales force to achieve expected results; the Company's ability to meet its existing and anticipated contractual obligations, including financial covenant and other obligations contained in the Company's secured lending facility; the Company's ability to manage cash flow; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company's customers to pay and the timeliness of such payments; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. Additional risk factors are listed in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors." The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

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